Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-59438, 33-59674 and 33-45506) of Central Illinois Public Service Company of our report dated February 12, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
---------------------------------
    PricewaterhouseCoopers LLP


St. Louis, Missouri
March 9, 2004